    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2000



                                                      REGISTRATION NO. 333-95093

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------

                       CABOT MICROELECTRONICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              3291                             36-4324765
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------
                            870 NORTH COMMONS DRIVE

                             AURORA, ILLINOIS 60504
                                 (630) 375-6631
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                MATTHEW NEVILLE
                       CABOT MICROELECTRONICS CORPORATION
                            CHIEF EXECUTIVE OFFICER
                            870 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                 (630) 375-6631
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

            THOMAS W. CHRISTOPHER, ESQ.                           DUNCAN C. MCCURRACH, ESQ.
      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON                       SULLIVAN & CROMWELL
                 ONE NEW YORK PLAZA                                    125 BROAD STREET
              NEW YORK, NEW YORK 10004                             NEW YORK, NEW YORK 10004
                   (212) 859-8000                                       (212) 558-4000

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                                                                AGGREGATE OFFERING         AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED              PRICE(1)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share.....................       $75,000,000              $19,800
-----------------------------------------------------------------------------------------------------------
Preferred Share Purchase Rights(2)..........................            --                     --
-----------------------------------------------------------------------------------------------------------
Total.......................................................       $75,000,000              $19,800
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) The rights will initially trade together with the common stock. The value attributable to the rights, if any, is reflected in the market price of the common stock.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses and costs payable by Cabot Microelectronics (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee and the National Association of Securities Dealers' filing fee.

                                                              AMOUNT
                                                              ------
Registration fee under Securities Act.......................  $19,800
NASD filing fee.............................................    8,000
Nasdaq National Market fees.................................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Printing and engraving expenses.............................     *
Registrar and transfer agent fees...........................     *
Miscellaneous expenses......................................     *
                                                              -------
          Total.............................................  $
                                                              =======

---------------
* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Our bylaws and our certificate of incorporation require us to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

     As permitted by section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

     We intend to obtain primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

     Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 to this registration statement, which provides for indemnification by our Underwriters, their directors and officers who sign the registration statement and persons who control us, under certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) Exhibits

     The following documents are filed as exhibits to this registration statement:


EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------  ------------------------------------------------------------
   1.1   Form of Underwriting Agreement.*
   3.1   Certificate of Incorporation of Cabot Microelectronics
         Corporation.*
   3.2   By-Laws of Cabot Microelectronics Corporation.*
   4.1   Form of Cabot Microelectronics Corporation common stock
         certificate.*
   4.2   Form of Shareholder Rights Agreement.*
   5.1   Opinion of Fried, Frank, Harris, Shriver & Jacobson
         regarding the legality of the shares being registered.*
  10.1   Form of Master Separation Agreement, between Cabot
         Microelectronics Corporation and Cabot Corporation.*
  10.2   Form of IPO and Distribution Agreement, between Cabot
         Microelectronics Corporation and Cabot Corporation.*
  10.3   Form of Tax Sharing Agreement, between Cabot
         Microelectronics Corporation and Cabot Corporation.*
  10.4   Form of Management Services Agreement, between Cabot
         Microelectronics Corporation and Cabot Corporation.*
  10.5   Fumed Metal Oxide Supply Agreement, between Cabot
         Microelectronics Corporation and Cabot Corporation.+
  10.6   Form of Intellectual Property and Confidentiality Agreement,
         between Cabot Microelectronics Corporation and Cabot
         Corporation.*
  10.7   Form of Trademark License Agreement, between Cabot
         Microelectronics Corporation and Cabot Corporation.*
  10.8   Dispersion Services Agreement, between Cabot
         Microelectronics Corporation and Cabot Corporation.+
  10.9   Form of Employee Matters Agreement, between Cabot
         Microelectronics Corporation and Cabot Corporation.*
 10.10   Form of Registration Rights Agreement, between Cabot
         Microelectronics Corporation and Cabot Corporation.*

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------  ------------------------------------------------------------
 10.11   Purchase Agreement between Cabot Corporation and Intel
         Corporation.+
 10.12   Services Agreement by and among Davies -- Imperial Coatings,
         Inc., Cabot Corporation, Donn Davies and JoAnn Davies.+
 10.13   Form of Sublease for Barry, Wales facility.*
 10.14   2000 Equity Incentive Plan.*
  21.1   List of Subsidiaries.*
  23.1   Consent of PricewaterhouseCoopers, LLP.**
  23.2   Consent of Fried, Frank, Harris, Shriver & Jacobson
         (included in Exhibit 5.1).*
  24.1   Power of Attorney (included on signature page).
  27.1   Financial Data Schedule.**


---------------
* To be filed by amendment.

** Previously filed.


+ Portions of these exhibits have been omitted pursuant to a request for confidential treatment.


     (B) Financial Statement Schedules

     Financial statement schedules have been omitted because they are not applicable or the required information is shown in the combined financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Illinois, on February 8, 2000.


                                          CABOT MICROELECTRONICS CORPORATION

                                          By:     /s/ MATTHEW NEVILLE
                                            ------------------------------------
                                              Matthew Neville
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURE                                 TITLE                          DATE
               ---------                                 -----                          ----
                                           Chairman of the Board
                   *
---------------------------------------
           Kennett F. Burnes

                                           President and Chief Executive
                                             Officer, Director (Principal
                                             Executive Officer)
          /s/ MATTHEW NEVILLE                                                    February 8, 2000
---------------------------------------
            Matthew Neville

                                           Vice President, Chief Financial
                                             Officer and Treasurer (Principal
                                             Financial and Accounting
                                             Officer)
        /s/ WILLIAM C. MCCARTHY                                                  February 8, 2000
---------------------------------------
          William C. McCarthy
                                           Director
                   *
---------------------------------------
           Samuel W. Bodman
                                           Director
                   *
---------------------------------------
          William P. Noglows

       *By: /s/ MATTHEW NEVILLE                                                  February 8, 2000
  ----------------------------------
            Matthew Neville
           Attorney-in-Fact

                                 EXHIBITS INDEX


EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
-------   ------------------------------------------------------------
 1.1      Form of Underwriting Agreement.*
 3.1      Certificate of Incorporation of Cabot Microelectronics
          Corporation.*
 3.2      By-Laws of Cabot Microelectronics Corporation.*
 4.1      Form of Cabot Microelectronics Corporation common stock
          certificate.*
 4.2      Form of Shareholder Rights Agreement.*
 5.1      Opinion of Fried, Frank, Harris, Shriver & Jacobson
          regarding the legality of the shares being registered.*
10.1      Form of Master Separation Agreement, between Cabot
          Microelectronics Corporation and Cabot Corporation.*
10.2      Form of IPO and Distribution Agreement, between Cabot
          Microelectronics Corporation and Cabot Corporation.*
10.3      Form of Tax Sharing Agreement, between Cabot
          Microelectronics Corporation and Cabot Corporation.*
10.4      Form of Management Services Agreement, between Cabot
          Microelectronics Corporation and Cabot Corporation.*
10.5      Fumed Metal Oxide Supply Agreement, between Cabot
          Microelectronics Corporation and Cabot Corporation.+
10.6      Form of Intellectual Property and Confidentiality Agreement,
          between Cabot Microelectronics Corporation and Cabot
          Corporation.*
10.7      Form of Trademark License Agreement, between Cabot
          Microelectronics Corporation and Cabot Corporation.*
10.8      Dispersion Services Agreement, between Cabot
          Microelectronics Corporation and Cabot Corporation.+
10.9      Form of Employee Matters Agreement, between Cabot
          Microelectronics Corporation and Cabot Corporation.*
10.10     Form of Registration Rights Agreement, between Cabot
          Microelectronics Corporation and Cabot Corporation.*
10.11     Purchase Agreement between Cabot Corporation and Intel
          Corporation.+
10.12     Services Agreement by and among Davies--Imperial Coatings,
          Inc., Cabot Corporation, Donn Davies and JoAnn Davies.+
10.13     Form of Sublease for Barry, Wales facility.*
10.14     2000 Equity Incentive Plan.*
21.1      List of Subsidiaries.*
23.1      Consent of PricewaterhouseCoopers, LLP.**
23.2      Consent of Fried, Frank, Harris, Shriver & Jacobson
          (included in Exhibit 5.1).*
24.1      Power of Attorney (included on signature page).
27.1      Financial Data Schedule.**


---------------
* To be filed by amendment.

** Previously filed.


+ Portions of these exhibits have been omitted pursuant to a request for confidential treatment.